EXHIBIT 10.5

                            EQUITY PURCHASE AGREEMENT

            THIS EQUITY PURCHASE AGREEMENT (this "AGREEMENT") is made as of May 18, 1998 by and among Interlink Communications Holding Co., Inc., a Delaware corporation (the "COMPANY"), and each of the purchasers set forth on SCHEDULE I attached hereto (each, a "PURCHASER" and, collectively, the "PURCHASERS").

            WHEREAS, the Purchasers desire to purchase, and the Company desires to sell, 10,500 shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK") and 89,500 shares of the Company's Convertible Participating Preferred Stock, par value $.01 per share (the "PREFERRED Stock" and together with the Common Stock, the "STOCK").

            NOW THEREFORE, the parties hereto agree as follows:

            Section 1.  AUTHORIZATION AND CLOSING.

            1A. AUTHORIZATION OF THE STOCK. As of the Closing (as defined below) the Company shall have authorized the issuance and sale of the Common Stock and the Preferred Stock, each having the rights and preferences set forth in the Company's amended and restated certificate of incorporation in the form attached hereto as EXHIBIT 1A (the "CERTIFICATE OF INCORPORATION"), to each Purchaser in the amounts set forth opposite such Purchaser's name on SCHEDULE I attached hereto.

            1B. PURCHASE AND SALE OF THE STOCK. At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company, the Stock set forth opposite such Purchaser's name on SCHEDULE I attached hereto at a price of $.01 per share of the Common Stock and $3,000,000 in the aggregate for all of the shares of the Preferred Stock to be purchased hereunder.

            1C. THE CLOSING. The closing of the purchase and sale of the Stock pursuant to Section 1B (the "CLOSING") shall take place on the date of, and contemporaneously with, the closing of the transactions contemplated by that certain Stock Purchase Agreement of even date herewith among Telscape International, Inc. ("TELSCAPE"), California Microwave Services Division, Inc. ("CMSD") and California Microwave, Inc. (the "SPA"), or on such other date thereafter and at such place as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall (i) deliver to the Purchasers stock certificates evidencing the Stock to be purchased by each Purchaser at the Closing, registered in such Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check (or by wire transfer of immediately available funds to such account as designated by the Company), and (ii) file and cause to become effective the Certificate of Incorporation with the Secretary of State of the State of Delaware. Notwithstanding any other provision of this Agreement, if the transactions contemplated by the SPA are not consummated or if the SPA is terminated prior to the closing, this Agreement shall be null and void and of no further force and effect without any further action of the parties hereto.

            Section 2. CONDITIONS OF EACH PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of each Purchaser to purchase and pay for the Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

            2A. REPRESENTATIONS AND WARRANTIES; COVENANTS; SPA. The representations and warranties contained in Section 3 hereof shall be true and correct in all material respects at and as of the Closing, the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing, and the transactions contemplated by the SPA shall be consummated contemporaneously with the Closing.

            2B. COMPLIANCE WITH APPLICABLE LAWS. The purchase of the Stock by each Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation, shall not subject such Purchaser to any penalty, liability, other onerous condition under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which such Purchaser is subject.

            2C. WAIVER. Any condition specified in this Section 2 may be waived with respect to a Purchaser only if such waiver is set forth in a writing executed by such Purchaser.

            Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to each Purchaser to enter into this Agreement and purchase the Stock, the Company hereby represents and warrants to each Purchaser that:

            3A. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

            3B. AUTHORIZATION: NO BREACH. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Stock hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Company or any of its subsidiaries pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries, or any law, statute, rule or regulation to which the Company is subject (other than notices to be filed pursuant to applicable state securities laws), or any agreement. instrument, order judgment or decree to which the Company or any of its subsidiaries is a party or by which it is bound.

            3C. DISCLOSURE. Neither this Agreement nor any of the schedules, attachments written statements, documents, certificates or other items prepared or supplied to each Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

            4. OPTION. The Company hereby grants to each Purchaser (other than Telscape) (each, an "OPTIONEE") an option (the "OPTION") to purchase the maximum number of shares of Common Stock set forth next to such Optionee's name on
SCHEDULE II attached hereto (the "MAXIMUM SHARES") for the maximum exercise price set forth next to such Optionee's name on such SCHEDULE II (the "MAXIMUM EXERCISE PRICE"), which Option shall be exercisable as follows:

      If the Company's EBITDA             Then, each Optionee shall be entitled
      for the twelve months               to purchase the following percentage
      ending June 30, 1999 is:            of such Optionee's Maximum Shares
                                          at the following percentage of such
                                          Optionee's Maximum Exercise Price:


      Equal to or greater than $2,600,000       100%

      Equal to or greater than $2,500,000
      but less than $2,600,000                  90%

      Equal to or greater than $2,400,000
      but less than $2,500,000                  80%

      Equal to or greater than $2,300,000
      but less than $2,400,000                  70%

      Equal to or greater than $2,200,000
      but less than $2,300,000                  60%

      Equal to or greater than $1,500,000
      but less than $2,200,000                  50%

      Less than $1,500,000                       0%

provided, however, that in the event of any acquisition or disposition of any business, company or division, or any material asset, by the Company, or entry into the ownership, active management or operation of any business other than the Business (as defined in the SPA), including reasonable extensions thereof, Telscape, on behalf of the Company, and the Optionees shall negotiate in good faith to adjust the EBITDA targets specified above to give effect to such acquisition, disposition or entering into other businesses. For purposes of this
Section 4, "EBITDA" shall mean for any specified period the consolidated net income of the Company and its subsidiaries for such period: (a) plus (without duplication and to the extent included in determining such net income) (i) net interest expense, (ii) provision for income taxes, and (iii) depreciation and amortization, and (b) minus (without duplication and to the extent included in determining such net income) (i) any amount by which the total inventory reserve is less than $857,114, (ii) any amount by which the total accounts receivable reserve is less than $82,890, (iii) any gains (or plus losses), together with any related provision for income taxes on such gains (or losses), realized in connection with any sale of assets other than the sale of inventory in the ordinary course of business (including without limitation dispositions pursuant to sale and leaseback transactions), (iv) extraordinary gains (or plus losses), together with any related provision for income taxes on such extraordinary gains (or losses) and (v) any gains (or plus losses) from discontinued operations, together with any related provision for income taxes on such gains (or losses) from discontinued operations. All calculations under this definition of EBITDA shall be determined in accordance with United States generally accepted accounting principles.

      EBITDA shall be determined by the Company not later than July 15, 1999, and each Optionee must exercise his Option no later than September 15, 1999 (the "OPTION PERIOD"). Any Option not exercised during the Option Period shall expire and no longer be exercisable. The Company shall accept a note from any Optionee for up to 80% of the applicable exercise price payable upon exercise of an Option, which note shall be substantially in the form attached hereto as EXHIBIT 4(A)(I) or 4(A)(II). In addition, the Company shall, at the request of an Optionee, lend such Optionee an amount equal to such Optionee's federal and state tax liability arising by virtue of such Optionee's exercise of this Option not later than the date on which such tax liability is due and payable, and such amount shall be represented by a note similar to the notes attached hereto as
EXHIBIT 4(A)(I) and 4(A)(II). Any such notes shall be secured by a pledge of the Common Stock that is the subject of the exercised Option pursuant to a pledge agreement which shall be substantially in the form attached hereto as EXHIBIT 4(B). The Company shall reserve for issuance the aggregate number of Maximum Shares issuable upon exercise of the Options until expiration of the Option Period.

            5.    MISCELLANEOUS.

            5A. REMEDIES. Each holder of the Stock purchased hereunder shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person or entity having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

            5B. STOCKHOLDER INVESTMENT REPRESENTATIONS. Each Purchaser hereby represents with respect to such Purchaser (and not with respect to any other Purchaser) that such Purchaser: (i) is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and that such Purchaser has made such inquiry and has had access to and has received and considered such information as such Purchaser has deemed appropriate in making the decision to purchase the Stock purchased hereunder; (ii) is acquiring the Stock purchased hereunder or acquired pursuant hereto for such Purchaser's own account with the present intention of holding such securities for purposes of investment only; and (iii) has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; PROVIDED that nothing contained herein shall prevent such Purchaser and subsequent holders of the Stock from transferring such securities in compliance with the provisions of the Stockholders Agreement of even date herewith among the Company, such Purchaser and certain other stockholders of the Company (as amended from time to time after the Closing in accordance with its terms, the "STOCKHOLDERS AGREEMENT"). Each certificate for Stock purchased hereunder shall be imprinted with a legend in accordance with the provisions of the Stockholders Agreement.

            5C. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, no amendment, modification or waiver of any of the provisions of this Agreement shall be effective against any Purchaser unless such Purchaser has consented to such amendment, modification or waiver in writing. No other course of dealing between the Company and any Purchaser or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights.

            5D. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser, the Company or on their behalf.

            5E. REVERSION OF CERTAIN COMMON STOCK. In the event Salvador Giblas does not (i) enter into a Consulting Agreement with the Company of even date herewith; (ii) enter, on or before July 15, 1999, into an Employment Agreement with the Company substantially in the form of Employment Agreements with the Company entered into by E. Russell Hardy, Stephen A. Strohman and Monty J. Moore (other than with respect to the bonus payable with respect to the twelve month period ending June 30, 1999); and (iii) commence employment with the Company on or before July 15, 1999, then the shares set forth on Schedule I hereto to be issued to Salvador Giblas under this Equity Purchase Agreement on the Closing Date shall revert (a) on the Closing Date in the event Salvador Giblas does not enter into a Consulting Agreement with the Company of even date herewith or (b) on July 15, 1999 in the event of (ii) or (iii) above, one-third (1/3) each to E. Russell Hardy, Stephen Strohman and Monty J. Moore as if they had been originally issued or obligated to be issued to them on the date on which E. Russell Hardy, Stephen Strohman and Monty J. Moore entered into this Equity Purchase Agreement and any obligation of Salvador Giblas hereunder shall terminate.

            5F. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

            5G. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            5H. COUNTERPARTS. This Agreement may be executed simultaneously in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

            5I. DESCRIPTIVE HEADINGS: INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

            5J. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal. substantive laws of the State of Delaware without giving effect to the conflict of laws rules thereof.

            5K. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be made as set forth in the Stockholders Agreement.

            5L NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

            5M ARBITRATION. Any dispute among the parties arising out of or relating to this Agreement or breach hereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. The arbitration shall be conducted by three (3) neutral arbitrators who sit in San Jose, California. Any award made by such arbitrators shall be binding and conclusive for all purposes hereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgement in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the parties hereto and other persons substantially involved in common questions of fact or law whose presence is required if complete relief is to be afforded in arbitration. The costs and expense of such arbitration shall be born in accordance with the determination of the arbitrators and may include reasonable attorney fees. Each party hereunder further agrees that service of process may be made upon it by registered or certified mail or personal service at the address for notices provided herein.

            IN WITNESS WHEREOF, the parties hereto have executed this Equity Purchase Agreement on the day and year first above written.

                                    COMPANY:

                                    INTERLINK COMMUNICATIONS
                                    HOLDING CO., INC.

                                    By:________________________
                                       Name:
                                       Title:


                                    PURCHASERS:

                                    TELSCAPE INTERNATIONAL, INC.


                                    By:___________________________
                                          Name:
                                          Title:


                                    ________________________________
                                    E. Russell Hardy


                                    ________________________________
                                    Stephen Strohman


                                    ________________________________
                                    Monty J. Moore


                                    ________________________________
                                    Salvador Giblas

                                   SCHEDULE I


PURCHASER                      COMMON STOCK                 PREFERRED STOCK
---------                      ------------                 ---------------
Telscape International, Inc.          -0-                        89,500
E. Russell Hardy                     3,000                         -0-
Stephen Strohman                     3,000                         -0-
Monty J. Moore                       3,000                         -0-
Salvador Giblas                      1,500                         -0-

                                   SCHEDULE II

     PURCHASER                      MAXIMUM                      MAXIMUM
     ---------                      SHARES                    EXERCISE PRICE
                                    ------                    --------------
E. Russell Hardy                   3,393.00                     271,440.00
Stephen Strohman                   3,393.00                     271,440.00
Monty J. Moore                     3,393.00                     271,440.00
Salvador Giblas                    1,696.00                     135,680.00
                                  ---------                     ----------
                                  11,875.00                     950,000.00